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                                                                    EXHIBIT 10.6



                                LEASE AGREEMENT


       This Lease Agreement dated December 1, 1996 is entered into by and between Ponder Energy Services, Inc., a Delaware corporation ("Lessor"), whose notice address is 5005 Riverway, Suite 550, Houston, Texas 77056 and Drilling Tools International, Ltd., a Gibraltar corporation ("Lessee"), whose notice address is P.O. Box 26073, Dubai, United Arab Emirates.

1. LEASE. Lessor leases to Lessee, and Lessee leases from Lessor, the Equipment described on the attached SCHEDULE A, including all replacement parts, repairs, additions, and accessories ("Equipment"), on the terms and conditions set forth in this Lease.

2. TERM. The Equipment is leased for a term ("Lease Term"), commencing December 1, 1996 ("Lease Commencement Date"), and ending on the sooner of June 1, 1997 or the date on which Ponder - DTI, Ltd., a Jabel Ali free trade zone corporation (the "Joint Venture"), is qualified to do business ("Lease Termination Date").

3. RENT. Lessee shall pay to Lessor, in lawful money of the United States of America, as rent ("Lease Payment") 50% of the cumulative net income of Lessee's Oil Field Rental Tools Division (the "Division") during the Lease Term, which shall be accrued and contributed to the Joint Venture upon its formation. In the event of a cumulative net loss by the Division during the Lease Term, Lessor shall pay 50% of such cumulative net loss to Lessee.

4. SELECTION OF EQUIPMENT; DISCLAIMER OF WARRANTY. Lessor has selected the Equipment at Lessee's request. Lessor agrees to provide the equipment in serviceable operating condition. EXCEPT AS SET FORTH IN THE PRECEDING SENTENCE, LESSEE AGREES THAT THE EQUIPMENT IS LEASED "AS-IS" AND IS AS SPECIFIED BY LESSEE, THAT IT IS SUITABLE FOR LESSEE'S PURPOSE, AND THAT LESSOR HAS MADE NO REPRESENTATION OR WARRANTY ABOUT THE SUITABILITY OR DURABILITY OF THE EQUIPMENT FOR THE PURPOSES AND USES OF LESSEE, OR ANY OTHER REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. LESSOR FURTHER DISCLAIMS ANY LIABILITY FOR LOSS, DAMAGE, OR INJURY TO LESSEE OR THIRD PARTIES AS A RESULT OF ANY DEFECTS, LATENT OR OTHERWISE, IN THE EQUIPMENT, WHETHER ARISING FROM THE APPLICATION OF THE LAWS OF STRICT LIABILITY OR OTHERWISE.

5. TITLE, PERSONAL PROPERTY, LOCATION, AND INSPECTION. Lessor holds title to the Equipment, and title shall not pass to Lessee. Lessee has the right to maintain possession and use the Equipment for the full Lease Term, provided Lessee complies with the terms and conditions of this Lease. Lessee agrees not to assign or permit a lien to be placed upon the Equipment. Lessor shall have the right to enter upon the premises where the Equipment is located to confirm the existence, condition, and proper maintenance of the Equipment.
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6.     USE, MAINTENANCE, AND REPAIR.  Lessee, at its own cost and expense, is required to keep the Equipment in good repair, condition, and working order, except for ordinary wear and tear, and shall supply all parts and servicing required. All replacement parts used or installed and repairs made to the Equipment will become the property of Lessor.

7. ASSIGNMENT. LESSEE AGREES NOT TO TRANSFER, SELL, ASSIGN, PLEDGE, OR ENCUMBER EITHER THE EQUIPMENT OR ANY RIGHTS UNDER THIS LEASE WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR.

8. RETURN OF EQUIPMENT. In the event that the Joint Venture has not been formed on or before June 1, 1997, or upon demand of Lessor if this Lease is in default, Lessee, at its own risk and expense, will immediately crate, insure, and return the Equipment to Lessor in the same condition as when delivered, except ordinary wear and tear, to a location designated by Lessor. If a default exists, return of the Equipment shall not relieve Lessee from continued liability under this Lease.

9. LOSS OR DAMAGE. In the event the Joint Venture is not formed on or before June 1, 1997, Lessee assumes the entire risk of damage to or loss or destruction of the Equipment from any and every cause whatsoever, whether or not insured, until the Equipment is returned to Lessor or subsequently transferred to the Joint Venture. No such loss or damage shall relieve Lessee from any obligation under this Lease. In the event of damage to or loss or destruction of the Equipment, Lessee shall promptly notify Lessor in writing of such fact and shall, at the option of Lessor, (a) repair the Equipment to good condition and working order or (b) replace the Equipment with like equipment in good repair, condition, and working order, acceptable to Lessor and transfer clear title to such replacement equipment to Lessor, such equipment shall be subject to this Lease and be deemed the Equipment. All proceeds of insurance received by Lessor as a result of such loss or damage will be applied, where applicable, toward the replacement or repair of the Equipment or the payment of the obligations of Lessee. If the Joint Venture is formed on or before June 1, 1997, Lessor shall receive a credit for 100% of any damage to or loss of the Equipment toward its capital contribution to the Joint Venture.

10. INSURANCE. Lessee shall obtain and maintain transit insurance, keeping the Equipment insured against marine and transit hazards, in an amount not less than the replacement cost of the Equipment without deductible and without co-insurance. Lessee shall obtain and maintain, for the term of this Lease, property insurance, keeping the Equipment insured against all risks of loss or damage, in an amount not less than the replacement cost of the Equipment without deductible and without co-insurance. The property insurance shall contain a breach of warranty clause in favor of Lessor. Lessee shall also obtain and maintain, for the term of this Lease, comprehensive public liability insurance covering both personal injury and property damage of at least $100,000.00 per person and $300,000.00 per occurrence for bodily injury and $50,000.00 for property damage. Lessee agrees if Lessee fails to procure, maintain, and pay for such insurance, Lessor has the right, but not the obligation, to obtain such insurance on behalf of and at the expense of Lessee. In the event Lessor does obtain such insurance, Lessee agrees to pay all costs thereof.




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11.    INDEMNITY.  Lessee agrees to assume the risk of liability arising from the possession or use of the Equipment. Lessee further agrees to defend and hold Lessor harmless from all claims and liabilities arising from the possession or use of the Equipment and to indemnify and hold Lessor harmless from and against any loss or damage arising from the loss, disallowance, or recapture of any tax benefits anticipated to be realized by Lessor from the ownership of the Equipment. The obligations contained in this paragraph continue beyond the termination of this Lease if the liability occurred during the term of this Lease.

12. TAXES. Lessee agrees to pay all license and registration fees, sale and use taxes, personal property taxes, and all other taxes, assessments, levies, fees, and charges, relating to the ownership, leasing, rental, sale, purchase, possession, or use of the Equipment, as part of the Lease Payment or as billed by Lessor. Lessee is not responsible for any taxes based upon income or receipt of Lessor.

13. NOTICE. Written notices will be deemed to have been given when delivered personally or deposited in the United States mails or with an international courier for two day delivery, postage prepaid, addressed to such party at its address set forth above or at such other address as such party may have subsequently provided in writing.

14. CHOICE OF LAW. THIS LEASE WAS MADE IN THE STATE OF TEXAS, UNITED STATES OF AMERICA (BY LESSOR HAVING COUNTERSIGNED IT IN HOUSTON, TEXAS) AND IT IS TO BE PERFORMED IN THE STATE OF TEXAS BY REASON OF THE LEASE PAYMENTS REQUIRED TO BE MADE TO LESSOR IN TEXAS. LESSEE CONSENTS TO AND AGREES THAT PERSONAL JURISDICTION OVER LESSEE AND SUBJECT MATTER JURISDICTION OVER THE EQUIPMENT SHALL BE WITH THE COURTS OF THE STATE OF TEXAS, OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF TEXAS, SOLELY AT LESSOR'S OPTION, WITH RESPECT TO ANY PROVISION OF THIS LEASE.

15. ENTIRE AGREEMENT; NON-WAIVER; SEVERABILITY. This Lease together with the Formation and Shareholders' Agreement of even date herewith concerning the Joint Venture contains the entire agreement and understanding between Lessee and Lessor. No agreements or understandings are binding on the parties unless set forth in writing and signed by the parties. Time is of the essence in this Lease. No waiver by Lessor of any breach or default constitutes a waiver of any additional or subsequent breach or default by Lessee nor is it a waiver of any of Lessor's rights. Any provision of this Lease which for any reason may be held unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions of this Lease, and any such unenforceability in any jurisdiction shall not render unenforceable such provision in any other jurisdiction.

       This Lease may be executed in multiple counterparts, each of which, when taken together, shall constitute a fully executed original.

                           [signatures on next page]





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       Executed by Lessor this 15th day of November, 1996.

                                   PONDER ENERGY SERVICES, INC.



                                           By: /s/ LARRY ARMSTRONG
                                               ------------------------------
                                           Name:Larry Armstrong
                                           Title: President/CEO


         Executed by Lessee this 15th day of November, 1996.


                                           DRILLING TOOLS INTERNATIONAL, LTD



                                           By: /s/ ED ABERNATHY
                                               ------------------------------
                                           Name: Ed Abernathy
                                           Title: Managing Director





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                                   SCHEDULE A

                                   EQUIPMENT





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